UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2021

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2021 (the “Settlement Date”), Peabody Energy Corporation, a Delaware corporation (“Peabody” or the “Company”), completed a series of previously announced transactions (collectively, the “Recapitalization Transactions”) to, among other things, provide the Company with maturity extensions and covenant relief, while allowing it to maintain sufficient operating liquidity and financial flexibility. The material terms of the Recapitalization Transactions are summarized herein.

Exchange Offer

On January 29, 2021, the Company settled its previously announced exchange offer (the “Exchange Offer”) pursuant to which $398,683,000 aggregate principal amount of the Company’s 6.000% Senior Secured Notes due 2022 (the “Existing Notes”) were validly tendered, accepted by the Company and exchanged for aggregate consideration consisting of (a) $193,884,000 aggregate principal amount of new 10.000% Senior Secured Notes due 2024 (the “New Co-Issuer Notes”) co-issued by PIC AU Holdings LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of the Company (“AU HoldingsCo”), and PIC AU Holdings Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of the Company (together, the “Co-Issuers”), (b) $195,142,000 aggregate principal amount of new 8.500% Senior Secured Notes due 2024 issued by the Company (the “New Peabody Notes”), and (c) a cash payment of approximately $9,420,000. In connection with the settlement of the Exchange Offer, the Company also paid early tender premiums totaling $3,986,830 in cash.

The New Co-Issuer Notes and the New Peabody Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Issuance of the New Co-Issuer Notes

The terms of the New Co-Issuer Notes are governed by an indenture, dated as of January 29, 2021, by and among the Co-Issuers, Wilmington Trust, National Association, as trustee, and the Company (on a limited basis, to the extent of its obligations specifically set forth therein) (the “New Co-Issuer Notes Indenture”).

The New Co-Issuer Notes bear interest at an annual rate of 10.000%, which is payable on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2021. The New Co-Issuer Notes will mature on December 31, 2024.

The New Co-Issuer Notes Indenture contains customary covenants that, among other things, limit the Co-Issuers’ and their subsidiaries’ ability to incur additional indebtedness, pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments, enter into agreements that restrict distributions from subsidiaries, sell or otherwise dispose of assets, enter into transactions with affiliates, create or incur liens, and merge, consolidate or sell all or substantially all of their assets, and place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Co-Issuers.

The New Co-Issuer Notes are not guaranteed by any of the Co-Issuers’ subsidiaries and thus are structurally subordinated to any existing or future indebtedness or other liabilities, including trade payables, of any such subsidiaries; provided that to the extent not resulting in a materially adverse tax consequence (as determined by Peabody in its good faith reasonable business judgment), if any of PIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AU HoldingsCo (“PIC Acquisition Corp.”), Wilpinjong Coal Pty Ltd, an indirect wholly owned subsidiary of Peabody (“Wilpinjong”), or any of AU HoldingsCo’s direct or indirect subsidiaries at any time is not contractually prohibited from becoming a guarantor (as determined by Peabody in its good faith reasonable business judgment), PIC Acquisition Corp., Wilpinjong or such subsidiary shall become a guarantor. The New Co-Issuer Notes initially are secured by liens on substantially all of the assets of the Co-Issuers, including by (i) 100% of the capital stock of PIC Acquisition Corp. owned by AU HoldingsCo and (ii) all other property subject or purported to be subject, from time to time, to a lien under the Co-Issuers’ collateral trust agreement.

The Co-Issuers may redeem some or all of the New Co-Issuer Notes at the redemption prices and on the terms specified in the New Co-Issuer Notes Indenture.

The New Co-Issuer Notes Indenture contains certain events of default, including, in certain circumstances, (i) specified events occurring at the Wilpinjong Mine, (ii) the termination or modification of the Surety Transaction Support Agreement, (iii) Peabody’s failure to comply with any obligation under the Transaction Support Agreement, and (iv) the termination of the Management Services Agreements. If the New Co-Issuer Notes are accelerated or otherwise become due and payable as a result of an event of default, the greater of (x) the Applicable Premium and (y) the amount by which the applicable redemption price exceeds the principal amount of the New Co-Issuer Notes will also be due and payable as though the New Co-Issuer Notes had been optionally redeemed on the date of such acceleration. Capitalized terms appearing in this paragraph but not defined have the meanings assigned to such terms in the New Co-Issuer Notes Indenture.

The foregoing summary of the New Co-Issuer Notes Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Co-Issuer Notes Indenture, a copy of which will be filed by an amendment to this Current Report on Form 8-K.

Issuance of the New Peabody Notes

The terms of the New Peabody Notes are governed by an indenture, dated as of January 29, 2021, by and among Peabody, the guarantors party thereto, and Wilmington Trust, National Association, as trustee (the “New Peabody Notes Indenture”).

The New Peabody Notes bear interest at an annual rate of 8.500%, consisting of 6.000% per annum in cash and an additional 2.500% per annum to be paid-in-kind entirely by increasing the principal amount of the outstanding New Peabody Notes, which is payable on June 30 and December 31 of each year, commencing on June 30, 2021. The New Peabody Notes will mature on December 31, 2024.

The New Peabody Notes Indenture contains customary covenants that, among other things, limit Peabody’s and its restricted subsidiaries’ ability to incur additional indebtedness, pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments, enter into agreements that restrict distributions from restricted subsidiaries, sell or otherwise dispose of assets, enter into transactions with affiliates, create or incur liens, and merge, consolidate or sell all or substantially all of its assets, and place restrictions on the ability of subsidiaries to pay dividends or make other payments to Peabody.

The New Peabody Notes are unconditionally guaranteed, jointly and severally, on a senior secured basis by substantially all of Peabody’s material domestic subsidiaries (excluding any unrestricted subsidiaries) (the “Peabody Guarantors”) and secured by (a) first priority liens over (i) substantially all of the assets of Peabody, Peabody Global Holdings, LLC (“Pledgor”) and the Peabody Guarantors, except for certain excluded assets, (ii) 100% of the capital stock of each domestic restricted subsidiary of Peabody and 100% of the capital stock of each first tier foreign subsidiary of Peabody or a foreign subsidiary holding company, except in each case to the extent that such capital stock constitutes an excluded asset, (iii) a legal charge by Pledgor of 100% of the voting capital stock and 100% of the non-voting capital stock of Peabody Investments (Gibraltar) Limited provided that, if at any time after the Settlement Date, in the good faith determination by Peabody that the pledge of 100% of the voting capital stock of Peabody Investments (Gibraltar) Limited could reasonably result in a material cash tax liability, the legal charge over the stock of Peabody Investments (Gibraltar) Limited shall be reduced to levels such that there is no such material cash tax liability and (iv) all intercompany debt owed to Peabody, Pledgor or any Peabody Guarantor, in each case, subject to certain exceptions, and (b) second priority liens on the Co-Issuer Collateral.

Peabody may redeem some or all of the New Peabody Notes at the redemption prices and on the terms specified in the New Peabody Notes Indenture.

The New Peabody Notes Indenture contains certain events of default, including, in certain circumstances, (i) the termination or modification of the Surety Transaction Support Agreement and (ii) Peabody’s failure to comply with any obligation under the Transaction Support Agreement. If the New Peabody Notes are accelerated or otherwise become due and payable as a result of an event of default, the greater of (x) the Applicable Premium and

(y) the amount by which the applicable redemption price exceeds the principal amount of the New Peabody Notes will also be due and payable as though the New Peabody Notes had been optionally redeemed on the date of such acceleration. Capitalized terms appearing in this paragraph but not defined have the meanings assigned to such terms in the New Peabody Notes Indenture.

The foregoing summary of the New Peabody Notes Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Peabody Notes Indenture, a copy of which will be filed by an amendment to this Current Report on Form 8-K.

Consent Solicitation; Seventh Supplemental Indenture

Concurrently with the Exchange Offer, the Company solicited consents from holders of the Existing Notes to certain proposed amendments to the indenture governing the Existing Notes (the “Existing Indenture”) to (i) eliminate substantially all of the restrictive covenants, certain events of default applicable to the Existing Notes and certain other provisions contained in the Existing Indenture and (ii) release the collateral securing the Existing Notes and eliminate certain other related provisions contained in the Existing Indenture. The Company received the requisite consents from holders of the Existing Notes and entered into a supplemental indenture, dated as of January 8, 2021 (the “Seventh Supplemental Indenture”), by and among the Company and Wilmington Trust, National Association, as trustee, to the Existing Indenture.

The Seventh Supplemental Indenture became effective upon execution thereof by the parties thereto and became operative on January 29, 2021 (the Settlement Date).

Following the settlement of the Exchange Offer, approximately $60,308,000 aggregate principal amount of the Existing Notes remain outstanding and are governed by the Existing Indenture, as amended by the Seventh Supplemental Indenture and any further amendments or supplements thereof.

The foregoing summary of the Seventh Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Seventh Supplemental Indenture, a copy of which is attached as Exhibit 4.3 hereto and incorporated herein by reference.

Eighth Supplemental Indenture

Concurrently with the settlement of the Exchange Offer, Peabody also entered into a supplemental indenture, dated as of January 29, 2021 (the “Eighth Supplemental Indenture”), by and among the Company and Wilmington Trust, National Association, as trustee, to the Existing Indenture. Among other things, the Eighth Supplemental Indenture amended and restated the definition of “Excluded Assets” in the Existing Indenture to effect certain conforming changes to the definition thereof.

The foregoing summary of the Eighth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Eighth Supplemental Indenture, a copy of which is attached as Exhibit 4.4 hereto and incorporated herein by reference.

Company Revolver Transactions

In connection with the Recapitalization Transactions, the Company restructured the revolving loans under the Company’s existing Credit Agreement (the “Existing Credit Agreement”) by (i) making a pay down of revolving loans thereunder in the aggregate amount of $10.0 million, (ii) the Co-Issuers incurring $206.0 million of term loans under a Credit Agreement, dated as of January 29, 2021 (the “New Co-Issuer Term Loan Agreement”), (iii) the Company entering into a letter of credit facility (the “New Company LC Agreement”), and (iv) the Company amending the Existing Credit Agreement (collectively, the “Revolver Transactions”).

New Co-Issuer Term Loans

On January 29, 2021, the Company entered into the New Co-Issuer Term Loan Agreement, by and among the Co-Issuers, as borrowers, the Company, as parent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, pursuant to which the Co-Issuers were deemed to have incurred $206.0 million of term loans thereunder (the “New Co-Issuer Term Loans”). The New Co-Issuer Term Loans mature on December 31, 2024 and bear interest at a rate of 10.00% per annum.

The New Co-Issuer Term Loan Agreement contains customary covenants that, among other things, limit the Co-Issuers’ and their subsidiaries’ ability to incur additional indebtedness, pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments, enter into agreements that restrict distributions from subsidiaries, sell or otherwise dispose of assets, enter into transactions with affiliates, create or incur liens, and merge, consolidate or sell all or substantially all of their assets, and place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Co-Issuers.

The New Co-Issuer Term Loan Agreement is guaranteed and secured to the same extent as the New Co-Issuer Notes as described above. In addition, the New Co-Issuer Term Loan Agreement contains events of default substantially similar to those described above for the New Co-Issuer Indenture.

The foregoing summary of the New Co-Issuer Notes Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Co-Issuer Notes Term Loan Agreement, a copy of which will be filed by an amendment to this Current Report on Form 8-K.

Peabody L/C Agreement

On January 29, 2021, the Company entered into the New Company LC Agreement, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, pursuant to which the Company obtained a $324 million letter of credit facility under which the Company’s existing letters under the Existing Credit Agreement were deemed to be issued. The commitments under the New Company LC Agreement mature on December 31, 2024. Undrawn letters of credit under the New Company LC Agreement bear interest at 6.00% per annum and unused commitments are subject to a 0.50% per annum commitment fee.

The New Company LC Agreement is guaranteed and secured to the same extent of the New Peabody Notes as described above. In addition, the New Company LC Agreement contains events of default substantially similar to those described above for the New Peabody Notes.

The foregoing summary of the New Company LC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Company LC Agreement, a copy of which will be filed by an amendment to this Current Report on Form 8-K.

Amendment of the Credit Agreement

In connection with the Revolver Transactions, on January 29, 2021, the Company amended its Existing Credit Agreement by entering into Amendment No. 8 to Credit Agreement (the “Existing Credit Agreement Amendment”), by and among the Company, the subsidiaries of the Company party thereto as reaffirming parties, JPMorgan Chase Bank N.A., as administrative agent and the lenders party thereto. Pursuant to the Existing Credit Agreement Amendment, the Company, among other things, made certain conforming changes to the Peabody L/C Agreement. After giving effect to the Revolver Transactions, there remain no revolving commitments or revolving loans under the Existing Credit Agreement.

The foregoing summary of the Existing Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Existing Credit Agreement Amendment, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

The foregoing summary of the Existing Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Existing Credit Agreement Amendment, a copy of which will be filed by an amendment to this Current Report on Form 8-K.

No Solicitation

Neither this Current Report on Form 8-K nor the agreements attached hereto constitute an offer to sell or the solicitation of an offer to buy the New Co-Issuer Notes or the New Peabody Notes, nor shall there be any sale of the New Co-Issuer Notes or the New Peabody Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of the Form 8-K, the disclosure set forth above under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On January 29, 2021, Peabody issued a press release announcing completion of the Recapitalization Transactions, including settlement of the Exchange Offer. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01.	Other Events.

On January 26, 2021, Peabody issued a press release announcing the expiration and final results for the Exchange Offer. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of January 29, 2021, by and among the Co-Issuers, Wilmington Trust, National Association, as trustee, and the Company (on a limited basis, to the extent of its obligations specifically set forth therein). (To be filed by amendment.)

4.2	Indenture dated as of January 29, 2021, by and among Peabody, the guarantors party thereto, and Wilmington Trust, National Association, as trustee. (To be filed by amendment.)

4.3	Seventh Supplemental Indenture, dated as of January 8, 2021, by and among the Company and Wilmington Trust, National Association, as trustee.

4.4	Eighth Supplemental Indenture, dated as of January 29, 2021, by and among the Company and Wilmington Trust, National Association, as trustee.

10.1	Credit Agreement, dated as of January 29, 2021, among the Co-Issuers, as borrowers, Peabody Energy Corporation, as parent, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. (To be filed by amendment.)

10.2	Credit Agreement, dated as of January 29, 2021, among Peabody Energy Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. (To be filed by amendment.)

10.3	Amendment No. 8 to Credit Agreement, dated as of January 29, 2021, among Peabody Energy Corporation, the subsidiaries of Peabody Energy Corporation party thereto as reaffirming parties, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as successor to Goldman Sachs Bank USA in its capacity as administrative agent). (To be filed by amendment.)

99.1	Press Release of Peabody Energy Corporation, dated January 29, 2021.

99.2	Press Release of Peabody Energy Corporation, dated January 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

January 29, 2021	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer